UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2012

INTERMOUNTAIN COMMUNITY BANCORP

(Exact name of registrant as specified in its charter)

Idaho

(State or other jurisdiction of incorporation)

000-50667	82-0499463
(Commission File Number)	IRS Employer Identification No.

414 Church Street

Sandpoint, Idaho 83864

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (208) 263-0505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

As described in the Current Report on Form 8-K of Intermountain Community Bancorp (the “Company”) filed on April 7, 2011, on April 6, 2011 the Company entered into securities purchase agreements (the “Original Purchase Agreements”) with Castle Creek Capital Partners IV, L.P. (“Castle Creek”), affiliates of Stadium Capital Management, LLC (“Stadium” and, collectively with Castle Creek, the “Lead Investors”), and 14 other investors (each an “Investor,” and collectively, the “Investors”), pursuant to which the Investors agreed to invest in private placements an aggregate of $70 million in the Company for 70 million newly issued shares of the Company’s common stock (the “Common Stock”) at a purchase price of $1.00 per share and, with respect to Castle Creek, a three-year warrant to purchase an additional 1,000,000 shares of Common Stock at $1.25 per share (the “Warrants”). The Original Purchase Agreements provided that if the private placement did not close by August 31, 2011, each Investor could terminate its respective agreement. As previously reported, certain of the Investors exercised their respective rights to terminate their agreements because the transactions did not close by August 31, 2011.

Effective as of January 20, 2012, the Company, the Lead Investors and certain other investors (collectively with the Lead Investors, the “Current Investors”) amended their respective Original Purchase Agreements or entered into new securities purchase agreements substantially similar to the amended Original Purchase Agreements (each, an “Amended Purchase Agreement” and collectively, the “Amended Purchase Agreements”) to provide for an aggregate investment of $47.3 million. In addition, the Amended Purchase Agreements provide that the Lead Investors and certain other Current Investors have now agreed to make part of their investment in the form of a newly-created Mandatorily Convertible Cumulative Participating Preferred Stock, Series B (the “Series B Preferred Stock”) of the Company which will automatically convert into a new series of non-voting common stock (“Non-Voting Common Stock”) at a conversion price of $1.00 per share upon approval by the Company’s shareholders of an amendment (the “Articles Amendment”) to the Company’s Amended and Restated Articles of Incorporation (the “Articles”) to authorize such Non-Voting Common Stock (the “Shareholder Approval”). Under their respective Amended Purchase Agreements, Castle Creek and Stadium will now each receive a Warrant exercisable for 850,000 shares of Non-Voting Common Stock at the exercise price of $1.00 per share (or, in the event the Warrants are exercised prior to Shareholder Approval, for Series B Preferred Stock at an economically equivalent exercise price). One additional investor is still evaluating a potential investment in the Company, which if consummated would increase the aggregate gross investment to up to $51 million.

Following closing of the private placements, Castle Creek and Stadium are expected to own approximately 9.9% and 14.9%, respectively, of the Company’s voting securities, and 33.3% each of the Company’s Common Stock and Non-Voting Common Stock taken together as a class (and after giving effect to the Shareholder Approval and conversion of the Series B Preferred Stock into Non-Voting Common Stock at $1.00 per share), in each case as calculated under the applicable regulations of the Board of Governors of the Federal Reserve System.

As previously reported, subject to any applicable approval of appropriate bank regulatory authorities, each of the Lead Investors will be entitled to maintain a representative on the Company’s Board of Directors (the “Board”) for so long as such Investor and its affiliates beneficially own at least 5% of the Company’s outstanding shares of Common Stock and Non-Voting Common Stock taken together as a class, and JRF, LLC (“JRF”) also will be entitled to appoint a representative on the Board.

Except as described herein, there were no other material amendments to the Original Purchase Agreements. The Company expects the closing of the purchase and sale of the securities described above to occur the week of January 23, 2012.

Terms of the Series B Preferred Stock

The rights, preferences and privileges of the Series B Preferred Stock will be set forth in Articles of Amendment the Company intends to file with the Secretary of State of the State of Idaho. Upon receipt of the Shareholder Approval, each share of the Series B Preferred Stock will automatically convert into 50 shares of Non-Voting Common Stock at a conversion price of $1.00 per share (subject to customary anti-dilution adjustments). Each share of Series B Preferred Stock will initially bear a dividend that mirrors any dividend payable on the shares of Non-Voting Common Stock underlying such share of Series B Preferred Stock (with such dividends being deemed to equal any dividends payable on the Common Stock). In the event that Shareholder Approval is not obtained before June 30, 2012, the dividends payable with respect to each share of Series B Preferred Stock outstanding at such time shall be cumulative and will accrue whether or not declared by the Company’s Board, and shall accrue at a 15% rate per annum until receipt of the Shareholder Approval.

The Series B Preferred Stock will not be redeemable by either the Company or by the holders. Holders of the Series B Preferred Stock will not receive any voting rights, including the right to elect any directors, other than customary limited voting rights with respect to matters significantly and adversely affecting the rights and privileges of the Series B Preferred Stock.

Rights Offering

As previously reported, under the terms of the Original Purchase Agreements, as soon as practicable under applicable Securities and Exchange Commission rules following the closing of the purchase and sale of the securities described above, the Company will commence a rights offering to shareholders who were holders of record on the day immediately preceding the closing. Such shareholders will be offered non-transferable rights (“Rights”) to purchase shares of Common Stock at the same per share purchase price of $1.00 used in the private placements of Common Stock to the Current Investors, for an aggregate offering of at least $5 million and potentially up to approximately $8 million, depending on whether the potential additional investor referenced above and certain Current Investors with gross-up rights close on the purchase of additional securities before the rights offering commences. No such shareholder will be able to purchase Common Stock in the offering to the extent such shareholder would beneficially own more than 4.9% of the Company’s voting securities. In the event the rights offering is over-subscribed, subscriptions by participating shareholders will be reduced proportionally based on their pro rata ownership of the Common Stock on the business day before the closing of the sale of securities to the Current Investors. In addition, in the event the rights offering is undersubscribed, Castle Creek, Stadium and certain other Current Investors are required to purchase on a pro rata basis any shares of Common Stock that are not purchased pursuant to the rights offering (subject to such Current Investors not exceeding overall ownership limits set forth in the Amended Purchase Agreements), or, at the election of such investors, an equal number of shares of Non-Voting Common Stock (or, if the Articles Amendment has not yet been approved by the Company’s shareholders, an equivalent number of shares of Series B Preferred Stock).

The foregoing description of the Amended Purchase Agreements is summary in nature and does not purport to be a complete description of all of the terms of such agreements, and is qualified in its entirety by reference to the form of Amended Purchase Agreement attached hereto as Exhibit 10.1.

Item 2.02.	Results of Operations and Financial Condition.

The slide presentation referenced in Item 7.01 furnished to the Current Investors and attached hereto as Exhibit 99.1 contains preliminary, estimated, unaudited results for the quarter ended December 31, 2011.

The information in this Item 2.02 and Exhibit 99.1 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such document or filing.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 hereof concerning the offer and sale of the securities to the Current Investors pursuant to the Amended Purchase Agreements is incorporated herein by reference. Such securities to be issued and sold under the Amended Purchase Agreements in the transactions described in Item 1.01 were offered and will be sold by the Company in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. Sandler O’Neill + Partners, L.P., served as placement agent with respect to the transactions for compensation of approximately $2.3 million in the aggregate due upon the initial closing.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In each case subject to the initial closing of the private placements described above, the Board increased the size of the Board by two and elected the following persons to the Board and the board of directors of the Company’s banking subsidiary, Panhandle State Bank (the “Bank”), pursuant to the contractual Board representation rights described above: John L. Welborn, Jr., designated by Stadium and Russell J. Kubiak, designated by JRF. John T. Pietrzak, designated by Castle Creek, was appointed to the board of the Bank, also subject to the initial closing of the private placements.

Item 7.01.	Regulation FD Disclosure.

A copy of a slide presentation to the Current Investors is being furnished as Exhibit 99.1 to this current report. A copy of the slide presentation can also be viewed on the Company’s website at www.intermountainbank.com and clicking on the Investor Relations tab.

A press release announcing the signing of the Amended Purchase Agreements and the other matters disclosed herein is furnished with this Form 8-K as Exhibit 99.2.

Additional Information

This document does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This document (including the exhibits filed herewith) may contain statements regarding future events, performance or results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”) and are made pursuant to the safe harbors of the PSLRA. Actual results could differ materially from those expressed or implied by the forward-looking statements. Readers are cautioned not to unduly rely on forward-looking statements, which reflect only the Company’s current expectations regarding future events and are not guarantees. Forward-looking statements speak only as of the date they are made, and the Company does not undertake any obligation to update them to reflect changes that occur after that date, whether as a result of new information, future events or otherwise. A number of factors could cause results to differ significantly from the Company’s expectations, including, among others, any failure to satisfy all closing conditions for the capital raise and any resulting inability to complete the issuance and sale of the securities in the manner intended, and factors identified in our Annual Report on Form 10-K for the year ended December 31, 2010, including under the headings “Forward Looking Statements” and “Risk Factors,” or subsequent Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011.

Item 9.01.	Exhibits.

(d)	Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description
4.2	Form of Warrant (See Exhibit E of Exhibit 10.1 filed herewith)
10.1	Form of Amended and Restated Securities Purchase Agreement
99.1	Slide Presentation to Investors
99.2	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 23, 2012

INTERMOUNTAIN COMMUNITY BANCORP

By:	/s/ Curt Hecker
Curt Hecker
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
4.2	Form of Warrant (See Exhibit E of Exhibit 10.1 filed herewith)
10.1	Form of Amended and Restated Securities Purchase Agreement
99.1	Slide Presentation to Investors
99.2	Press Release